Exhibit 99.2

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                              IVC INDUSTRIES, INC.

                Under Section 242 of the General Corporation Law

              ----------------------------------------------------

      IVC Industries, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify that:

      FIRST: At a special meeting of shareholders held on July 8, 1999, an appropriate majority of the holders of the shares of common stock entitled to vote authorized the amendment of the Certificate of Incorporation so that the Article thereof numbered "FOURTH" shall be read as follows:

      "FOURTH: The Corporation shall have authority to issue 25,000,000 shares of Common Stock of the par value of $0.08 per share and 2,000,000 shares of preferred stock of the par value of $0.01 per share."

      "Simultaneously with the effective date of the filing of this amendment to the Corporation's Certificate of Incorporation (the "Effective Date"), each share of common stock, par value $0.01 per share, of the Corporation issued and outstanding or held as treasury shares immediately prior to the Effective Date (the "Old Common Stock") shall automatically and without any action on the part of the holder thereof, be reclassified and changed into one-eighth of a share of common stock, par value $0.08 per share, which the Corporation shall be authorized to issue immediately subsequent to the Effective Date (the "New Common Stock"), and any fractional interests resulting from such reclassification will be rounded up to the nearest whole share. Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the "Old Certificates") shall, from and after the Effective Date, be entitled to receive upon surrender of such Old Certificates to the Corporation's transfer agent for cancellation, a certificate or certificates (the "New Certificates") representing the shares of New Common Stock into which


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      the shares of Old Common Stock formerly represented by such Old
      Certificates so surrendered are reclassified under the terms hereof."

      SECOND: The said amendment was duly adopted in accordance with provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the undersigned have signed this Certificate this 8th day of July, 1999.

                                        IVC INDUSTRIES, INC.

                                        By: /s/ E. Joseph Edell
                                            ------------------------------------
                                            E. Joseph Edell
                                            Chairman and Chief Executive Officer


Attest:

By: /s/ Domenic Golato
    ---------------------------
    Domenic Golato
    Secretary


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